UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2017

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

888-798-9100

(Registrant’s telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

Disclosure of Certain Financial Information

ShiftPixy, Inc. (the “Company”), is furnishing as Exhibit 99.1 to this Current Report on Form 8-K, materials which were prepared and posted on our Company website on September 18, 2017. The Company undertakes no obligation to update the attached presentation materials.

The information in this Current Report on Form 8-K (including the presentation materials attached as Exhibit 99.1 hereto) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

This Current Report on Form 8-K does not constitute a determination or an admission by the Company as to the materiality or completeness of any information contained herein.

ShiftPixy Policy on Using Social Media to Make Corporate Disclosures and Announce Key Information in Compliance with Regulation FD

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, ShiftPixy is alerting investors and other members of the general public that ShiftPixy will provide updates on operations and progress required to be disclosed under Regulation FD through its social media on Facebook, Twitter, LinkedIn and YouTube. Investors, potential investors, shareholders and individuals interested in our Company are encouraged to keep informed by following us on Facebook, Twitter, LinkedIn and YouTube.

Facebook: http://www.facebook.com/shiftpixy

Twitter: http://www.twitter.com/shiftpixy

LinkedIn: https://www.linkedin.com/company/shiftpixy

YouTube: https://www.youtube.com/channel/UCyWJS08Trwb5ikhtfFoFWTQ/featured (current)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Presentation Materials – September 18, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: September 18, 2017	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director

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